UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2023

FATHOM HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)

001-39412		82-1518164
(Commission File Number)		(IRS Employer Identification No.)

2000 Regency Parkway Drive, Suite 300, Cary, North Carolina 27518

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 888-455-6040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	FTHM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On December 1, 2023, Fathom Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, Joshua Harley (the “Selling Shareholder”) and Roth Capital Partners, LLC, as the sole manager of the offering (the “Underwriter”). Pursuant to the Underwriting Agreement (i) the Company agreed to sell 2,000,000 shares (the “Primary Shares”) of the Company’s common stock, no par value (“Common Stock”), to the Underwriter and (ii) the Selling Shareholder agreed to sell 1,000,000 shares (the “Secondary Shares”) of Common Stock to the Underwriter, at a public offering price of $2.00 per share, less underwriting discounts and commissions. Additionally, the Company has granted the Underwriter a 45-day option to purchase up to an additional 450,000 Primary Shares at the same public offering price and underwriting discount (the “Over-allotment Option”).

In connection with the execution of the Underwriting Agreement, each member of the Company’s Board of Directors (the “Board”), certain Company officers and the Selling Shareholder entered into 90-day “lock-up” agreements (180-day in the case of the Selling Shareholder) in substantially the form included in the Underwriting Agreement as Exhibit A.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and the Selling Shareholder and also provides for customary indemnification by each of the Company, the Selling Shareholder and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The offering is anticipated to close on or about December 5, 2023. The Company expects to receive approximately $3.45 million in net proceeds from the offering (excluding the Over-allotment Option), after deducting underwriting discounts and commissions and estimated offering expenses.

The sale of the Common Stock was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-259478), including a prospectus supplement dated December 1, 2023, to the prospectus contained therein dated September 17, 2021, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

A copy of the opinion of Wyrick Robbins Yates & Ponton LLP relating to the legality of the issuance and sale of the Common Stock is attached as Exhibit 5.1 hereto.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 8.01. Other Events.

On November 30, 2023, and December 1, 2023, the Company issued press releases announcing the offering and pricing of the offering, respectively. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 1, 2023, by and among the Company, the Selling Shareholder named therein and Roth Capital Partners, LLC.
5.1	Opinion of Wyrick Robbins Yates & Ponton, LLP.
23.1	Consent of Wyrick Robbins Yates & Ponton, LLP (included in the opinion field as Exhibit 5.1).
99.1	Press Release, dated November 30, 2023.
99.2	Press Release, dated December 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FATHOM HOLDINGS INC.

Date: December 4, 2023	/s/ Marco Fregenal
Marco Fregenal
Chief Executive Officer